Exhibit 3.16

Adopted as of: November 19, 2001

Amended as of: February 5, 2003

BYLAWS

OF

KWIKSET OF DELAWARE, INC.

ARTICLE I

Stockholders

SECTION 1. Annual Meeting.

The annual meeting of the stockholders for the election of Directors and for the transaction of general business shall be held on the third Thursday in April each year. The annual meeting shall be open for the transaction of any business within the powers of the Corporation without special notice of such business, except when special notice is specifically required by statute or by certificate of incorporation. Failure to hold an annual meeting at the designated time shall not invalidate the Corporation’s existence or affect any otherwise valid corporate acts.

SECTION 2. Special Meetings.

Special meetings of the stockholders may be called at any time for any purpose or purposes by the Chairman of the Board, the President, a Vice President, or a majority of the Board of Directors, and shall be called promptly by the President, a Vice President, the Secretary, or any Director of the Corporation upon the written request of the holders of at least a majority of all the shares of stock outstanding and entitled to vote on the business to be transacted at the special meeting. The written request shall state the purpose or purposes of the meeting and the matters proposed to be acted on at the meeting. However called, notice of the meeting shall be given to each stockholder and shall also state the purpose or purposes of the meeting. No business other than that stated in the notice shall be transacted at any special meeting.

SECTION 3. Place of Meetings.

All meetings of stockholders shall be held at the principal offices of the Corporation at Wilmington, Delaware, or such other location as the Board of Directors may provide in the notice of the meeting.

SECTION 4. Notice of Meetings.

Written notice of each meeting of the stockholders shall be delivered to each stockholder by delivering it to the stockholder at the stockholder’s residence or usual place of business or by mailing it, postage prepaid and addressed to the stockholder at the stockholder’s address as it appears upon the records of the Corporation. The notice shall be delivered or mailed not more than 40 nor less than 10 days before the meeting, and shall state the place, day, and hour at which the meeting is to be held. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened. A stockholder may waive notice of any meeting by filing a signed written waiver of notice with the Secretary of the Corporation either before or after the meeting, and neither the business to be transacted at nor the purpose of any meeting need be specified in any written waiver of notice.

SECTION 5. Quorum.

At any meeting of the stockholders, the presence in person or by proxy of the holders of record of a majority in voting power of the outstanding shares of stock entitled to vote at the meeting shall constitute a quorum. In the absence of a quorum, a majority in voting power of the stockholders so present may adjourn the meeting from time to time in the manner provided in Section 6 of Article 1 of these bylaws until a quorum shall attend. Shares of its own stock held by the Corporation or by another corporation of which the Corporation directly or indirectly holds a majority of the shares entitled to vote in the election of directors of the other corporation, shall neither be entitled to vote nor be counted for quorum purposes; provided, however, that the foregoing shall not limit the right of the Corporation or any subsidiary of the Corporation to vote stock, including but not limited to its own stock, held by it in a fiduciary capacity.

SECTION 6. Adjournments.

Any annual or special meeting of stockholders may adjourn from time to time to reconvene at the same or some other place, and notice need not be given of any adjourned meeting if the time and place are announced at the meeting at which the adjournment is taken unless the adjournment if for more than 30 days or unless a new record date is fixed for the adjourned meeting. Then, in either case, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. At the adjourned meeting the Corporation may transact any business which might have been transacted at the original meeting.

SECTION 7. Conduct of Meetings.

Meetings of stockholders shall be presided over by the Chairman of the Board of the Corporation or, in his absence, by the President, or, if neither is present, by a chairman to be elected at the meeting. The Secretary of the Corporation shall act as secretary of all meetings of the stockholders, and in the absence of the Secretary, the records of the proceedings shall be kept and authenticated by a person appointed for that purpose by the presiding officer.

SECTION 8. Proxies.

Stockholders may vote either in person or by proxy, but a proxy that is dated more than 11 months before the meeting at which it is offered shall not be accepted unless the proxy shall on its face name a longer period for which it is to remain in force. Every proxy shall be in writing and signed by a stockholder, or by his duly authorized agent, and shall be dated. A proxy need not be sealed, witnessed or acknowledged. Proxies shall be filed with the Secretary of the Corporation at or before the meeting.

SECTION 9. Voting.

Each stockholder entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock of the Corporation registered in the name of the stockholder on the books of the Corporation on the date fixed by the Board of Directors as the date for the determination of stockholders entitled to vote at that meeting. However, no share shall be entitled to be voted if any installment payable thereon is overdue and unpaid. All elections and matters submitted to a vote at meetings of stockholders shall be decided by the vote of the holders of a majority in voting power of the shares of stock present, in person or by proxy, and entitled to vote at the meeting, unless more than a majority in voting power of the votes present and cast is required by statute, by charter, or by these bylaws. If the presiding officer shall so determine, a vote by ballot may be taken upon any election or matter, and the vote shall be so taken upon the request of the holders of ten percent of the stock present and entitled to vote on the election or matter.

SECTION 10. Action by Written Consent of Stockholders.

Any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if a consent in writing, setting forth the action taken shall be signed by stockholders entitled to vote on the action and having the voting power necessary to take or authorize the action. The consent shall be delivered to the Corporation at its registered office in the State of Delaware, its principal place of business, or to an officer or agent of the Corporation having custody of the book in which minutes of proceedings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent shall, to the extent required by law, be given to those stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting if the record date for the meeting had been the date that written consent was delivered to the Corporation.

SECTION 11. List of Stockholders.

Prior to each meeting of the stockholders, the Secretary of the Corporation shall prepare, as of the record date fixed by the Board of Directors for the meeting, a full and accurate list of all the stockholders entitled to vote at such meeting, indicating the number of shares held by each. The Secretary shall be responsible for the production of that list at the meeting.

ARTICLE II

Board of Directors

SECTION 1. Powers.

The property, business, and affairs of the Corporation shall be managed by or under the direction of the Board of Directors. The Board of Directors may exercise all the powers of the Corporation, except those conferred upon or reserved to the stockholders by statute, by charter or by these bylaws. The Board of Directors shall keep minutes of each of its meetings and a full account of all of its transactions.

SECTION 2. Number of Directors.

The number of directors of the Corporation shall be three or such other number not less than three nor more than 15 as may from time to time be determined by the vote of three-fourths of the entire Board of Directors. The tenure of office of a director may not be affected by any change in the number of directors. Directors need not be stockholders.

SECTION 3. Election.

Except as hereinafter provided, the members of the Board of Directors shall be elected each year at the annual meeting of stockholders by the vote of the holders of record of a majority in voting power of the shares of stock present in person or by proxy and entitled to vote at the meeting. Each director shall hold office until the next annual meeting of stockholders held after the director’s election and until a successor shall have been duly elected and qualified, or until the director’s death, resignation, or removal as hereinafter provided.

SECTION 4. Removal.

At a duly called meeting of the stockholders at which a quorum is present, the stockholders may, by vote of the holders of a majority in voting power of the shares of stock present in person or by proxy entitled to be cast at the meeting, remove with or without cause any director or directors from office, and may elect a successor or successors to fill any resulting vacancy for the remainder of the term of the director so removed.

SECTION 5. Vacancies.

If a director shall die or resign, or if the stockholders shall remove a director without electing a successor to fill the remainder of that director’s term, that vacancy may be filled by the vote of a majority of the remaining directors, although the remaining directors may be less than a quorum. Vacancies on the Board of Directors created by an increase in the number of directors may be filled by the vote of a majority of the entire Board of Directors as constituted prior to such increase. A director elected by the Board of Directors to fill any vacancy, however created, shall hold office until the next annual meeting of stockholders and until the director’s successor shall have been duly elected and qualified.

SECTION 6. Meetings.

Immediately after each meeting of stockholders at which a Board of Directors shall have been elected, the Board of Directors shall meet, without notice, for the election of officers of the Corporation and for the transaction of other business. Other regular meetings of the Board of Directors shall be held at such times as may be designated by the Chairman of the Board. Special meetings of the Board of Directors may be called at any time by the Chairman of the Board, by the President, or by any two directors. Regular and special meetings of the Board of Directors may be held at such place, in or out of the State of Delaware, as the Board may from time to time determine.

SECTION 7. Notice of Meetings.

Except for the meeting immediately following the annual meeting of stockholders, notice of the place, day and hour of a regular meeting of the Board of Directors shall be given in writing to each director not less than three days prior to the meeting and delivered to the director or to the director’s residence or usual place of business, or by mailing it, postage prepaid and addressed to the director at the director’s address as it appears upon the records of the Corporation. Notice of special meetings may be given in the same way, or may be given personally, by telephone, or by facsimile message to the director at the director’s telephone of fax number as it appears upon the records of the Corporation, not less than one day prior to the meeting. Unless required by these bylaws or by resolution of the Board of Directors, no notice of any meeting of the Board of Directors need state the business to be transacted at the meeting. Attendance of a director at a meeting shall constitute a waiver of notice of the meeting, except when the director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting not lawfully called or convened. A director may waive notice of any meeting of the Board of Directors or a committee of the Board by filing a signed written waiver of notice with the Secretary of the Corporation either before or after the meeting, and neither the business to be transacted at nor the purpose of any meeting of the directors, or members of a committee of directors, need be specified in any written waiver of notice.

SECTION 8. Quorum.

A majority of the members of the Board of Directors shall constitute a quorum for the transaction of business at meetings of the Board of Directors. Except as otherwise provided by statute, by charter, or by these bylaws, the vote of a majority of a quorum at a duly constituted meeting shall be sufficient to take any action or make any decision, and action so taken or decision so made shall be the action or decision of the Board of Directors. In the absence of a quorum, the directors present, by majority vote and without further notice, may adjourn the meeting from time to time until a quorum shall be present. The Board of Directors may also take action or make decisions by any other method that may be permitted by statute, by charter, or by these by-laws.

SECTION 9. Presumption of Assent.

A director of the Corporation who is present at a meeting of the Board of Directors at which action on any corporate matter is taken shall be presumed to have assented to the action taken unless the director announces his or her dissent at the meeting, and the dissent is entered in the minutes of the meeting or the director files a written dissent to the action before the meeting adjourns with the person acting as the secretary of the meeting, or sends a written dissent within 24 hours after the meeting is adjourned by registered or certified mail to the Secretary of the Corporation. The right to dissent does not apply to a director who voted in favor of the action or who failed to make his or her dissent known at the meeting. A director may abstain from voting on any matter before the meeting by stating that he or she is so abstaining at the time the vote is taken and by causing the abstention to be recorded or stated in writing in the same manner as provided above for a dissent.

SECTION 10. Compensation.

Each director shall be entitled to receive such remuneration as may be fixed from time to time by the Board of Directors. However, no director who receives a salary as an officer or employee of the Corporation shall receive any remuneration as a director or as a member of any committee of the Board of Directors. Each director may also receive reimbursement for the reasonable expenses incurred in attending the meetings of the Board of Directors, the meetings of any committee of the Board, or otherwise in connection with attention to the affairs of the Corporation.

SECTION 11. Action by Written Consent of Directors.

Any action required or permitted to be taken at a meeting of the Board of Directors or any committee thereof may be taken without a meeting if a consent in writing setting forth the action or actions so taken shall be signed by all of the members of the Board of Directors or committee as the case may be, and the writing or writings are filed with the minutes of proceedings of the Board of Directors or the committee.

ARTICLE III

Executive Committee

SECTION 1. Election, Tenure and Power.

The Board of Directors, by resolution adopted by a majority of the entire Board of Directors, may provide for an Executive Committee. If provision is made for an Executive Committee, the members of the committee shall be elected by the Board of Directors from their own members to serve during the period of time designated by of the Board of Directors. During the intervals between the meetings of the Board of Directors, the Executive Committee shall have and may exercise all of the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, except to the extent that its authority shall be limited by resolution of the Board of Directors and except for the power to declare dividends, issue stock or recommend to the stockholders any action that requires stockholder approval. All action taken by the Executive Committee shall be reported to the Board of Directors at its next meeting and shall be subject to revision and alteration by the Board, provided that no rights of third parties shall be affected by any revision or alteration. Delegation of authority to the Executive Committee shall not relieve the Board of Directors or any director of any responsibility imposed by law or by charter.

ARTICLE IV

Officers

SECTION 1. Election, Tenure, and Compensation.

The Board of Directors shall elect annually at its first meeting following the annual meeting of stockholders a President and may elect a Chairman of the Board from among the members of the Board of Directors and a Secretary and a Treasurer who need not be directors. The Board of Directors may also elect one or more Vice Presidents, and other officers, none of whom need to be directors, with such powers and duties as the Board may from time to time designate for the proper conduct of the business of the Corporation. Each officer shall be elected by a majority vote of the entire Board of Directors and shall hold office until the first Board of Directors meeting following the next annual meeting of stockholders and thereafter until a successor is duly elected, or until the officer’s death, resignation, or removal. The Board of Directors shall have power to fix the compensation of all officers of the Corporation.

SECTION 2. Chairman of the Board.

If one is elected, the Chairman of the Board shall preside at all meetings of stockholders and of the Board of Directors at which he or she shall be present. The Chairman shall serve on the Executive Committee if one is provided, and have such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

SECTION 3. President.

The President shall be the Chief Executive Officer of the Corporation and, subject to the control of the Board of Directors, shall have general charge and supervision of the Corporation’s business, affairs, and properties. The President shall have authority to sign and execute, in the name of the Corporation, all authorized deeds, mortgages, bonds, contracts or other instruments. The President may sign, with the Secretary or the Treasurer, certificates of stock of the Corporation. In the absence of the Chairman of the Board, the President shall preside at meetings of stockholders and of the Board of Directors. In general, the President shall perform all the duties ordinarily incident to the office of a president of a corporation, and such other duties as, from time to time, may be assigned by the Board of Directors or by the Executive Committee, if one is provided.

SECTION 4. Vice Presidents.

Each Vice President, which shall include any Executive or Senior Vice President, shall have the power to sign and execute, unless otherwise provided by resolution of the Board of Directors, all authorized contracts or other obligations in the name of the corporation in the ordinary course of business, and with the Secretary, or with the Treasurer or an Assistant Treasurer, may sign certificates of stock of the Corporation. At the request of the President or if the President is absent or unable to act, the Vice President or Vice Presidents shall perform the duties and exercise the functions of the President, and when so acting shall have the powers of the President. If there are more than one Vice President, the Board of Directors may determine which one or more of the Vice Presidents shall perform which duties or exercise which functions, or if no determination is made by the Board of Directors, the President may make the determination. The Vice President or Vice Presidents shall have such other powers and perform such other duties as may be assigned by the Board of Directors or the President.

SECTION 5. Secretary.

The Secretary shall keep the minutes of the meetings of the stockholders and of the Board of Directors, including all the votes taken at the meetings, and record them in books provided for that purpose. The Secretary shall see that all notices are duly given in accordance with the provisions of these bylaws or as required by statute. The Secretary shall be the custodian of the records and of the corporate seal of the Corporation and shall see that the corporate seal is affixed to all documents, the execution of which on behalf of the Corporation under its seal is duly authorized, and when so affixed may attest the same. The Secretary may sign, with the President or a Vice President, certificates of stock of the Corporation. In general, the Secretary shall perform all duties ordinarily incident to the office of the secretary of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the President.

SECTION 6. Treasurer.

The Treasurer shall have charge of and be responsible for all funds, securities, receipts and disbursements of the Corporation, and shall deposit or cause to be deposited, in the name of the Corporation, all moneys or other valuable effects in such banks, trust companies, or depositories as may be designated by the Board of Directors, or as may be designated by the Treasurer of the Corporation pursuant to authority granted by resolution of the Board of Directors. The Treasurer shall maintain full and accurate accounts of all assets, liabilities and transactions of the Corporation and shall render to the President and the members of the Board of Directors at regular meetings of the Board, or whenever they may require it, an account of all his or her transactions as Treasurer and of the financial condition of the Corporation. In general, the Treasurer shall perform all the duties ordinarily incident to the office of the treasurer of a corporation, and such other duties as, from time to time, may be assigned to him or her by the Board of Directors or by the President. The Treasurer shall give the Corporation a bond, if required by the Board of Directors, in a sum, and with one or more sureties, satisfactory to the Board of Directors, for the faithful performance of the duties of the office and for the restoration to the Corporation, in case of his or her death, resignation, retirement or removal from office, of all Corporation books, papers, vouchers, moneys, and other properties of whatever kind in his possession or under his control.

SECTION 7. Subordinate Officers.

The subordinate officers shall consist of such assistant officers as may be elected by a majority of the members of the Board of Directors. Each subordinate officer shall have such powers and duties as the Board of Directors may prescribe.

SECTION 8. Officers Holding Two or More Offices.

Any two or more of the above-named offices, except those of President and Vice President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if the instrument is required by statute, by charter, by these bylaws, or by resolution of the Board of Directors, to be executed, acknowledged, or verified by two or more officers.

SECTION 9. Removal and Vacancies.

Any officer of the Corporation may be removed, with or without cause, by a vote of a majority of the entire Board of Directors. A vacancy in any office because of removal, resignation, death, or any other cause shall be filled for the unexpired portion of the term by action of the Board of Directors at any regular or special meeting.

ARTICLE V

Stock

SECTION 1. Certificates.

Each stockholder shall be entitled to a certificate or certificates that shall represent and certify the number and kind of shares of stock of the Corporation owned by the stockholder for which full payment has been made. The certificates shall be signed by the President or a Vice President and countersigned by the Secretary or Treasurer or any Assistant Secretary or Assistant Treasurer of the Corporation and sealed with the seal of the Corporation. A certificate shall be deemed to be so signed and sealed whether the required signatures are manual or facsimile signatures and whether the seal is a facsimile seal or any other form of seal. If any officer of the Corporation who has signed any certificate ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before the certificate is issued, the certificate may nevertheless be issued and delivered by the Corporation as if the officer had not ceased to be an officer as of the date of its issue.

SECTION 2. Transfer of Shares.

Shares of stock shall be transferable only on the books of the Corporation by the holder, in person or by duly authorized agent, upon the surrender of the certificate representing the shares to be transferred, properly endorsed. The Board of Directors shall have power and authority to make such other rules and regulations concerning the issue, transfer and registration of certificates of stock as it may deem expedient.

SECTION 3. New Certificates.

The Corporation may issue a new stock certificate to replace any certificate alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged lost, stolen, or destroyed certificate or the issuance of the replacement certificate.

SECTION 4. Record Dates.

The Board of Directors may fix, in advance, a date as the record date for the purpose of determining those stockholders who shall be entitled to notice of, or to vote at, any meeting of stockholders, or for the purpose of determining those stockholders who shall be entitled to receive payment of any dividend or the allotment of any rights, or for the purpose of making any other proper determination with respect to stockholders. The record date, in any case, shall be not more than 40 days, and in the case of a meeting of stockholders, not less than 10 days, prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. In lieu of fixing a record date, the Board of Directors may provide that the stock transfer books shall be closed for a stated period, not to exceed in any case 20 days. When the stock transfer books are closed for the purpose of determining stockholders entitled to notice of or to vote at a meeting of stockholders, the closing of the transfer books shall be at least 10 days before the date of the meeting.

SECTION 5. Annual Reports.

The President of the Corporation shall annually prepare a full and correct statement of the affairs of the Corporation, including a balance sheet and a financial statement of operations for the preceding fiscal year. These statements shall be submitted at the annual meeting of stockholders and shall be placed on file at the Corporation’s principal offices within 20 days after the meeting.

ARTICLE VI

Dividends and Finance

SECTION 1. Dividends.

Subject to any conditions and limitations of the charter or statute, the Board of Directors may in its discretion declare what, if any, dividends shall be paid from the surplus or from the net profits of the Corporation, the date when the dividends shall be payable, and the date for the determination of holders of record to whom the dividends shall be payable.

SECTION 2. Depositories.

The Board of Directors from time to time shall designate one or more banks or trust companies as depositories of the Corporation and shall designate those officers and agents who shall have the authority to deposit corporate funds in those depositories. It shall also designate those officers and agents who shall have authority to withdraw from time to time any or all of the funds of the Corporation so deposited upon checks, drafts, or orders for the payment of money, notices and other evidences of indebtedness, drawn against the account and issued in the name of the Corporation. The signatures of the designated officers or agents may be made by manual or facsimile signature. No check or order for the payment of money shall be invalidated because a person whose signature appears thereon has ceased to be an officer or agent of the Corporation prior to the time of payment of the check or order by any depository.

SECTION 3. Corporate obligations.

No loans shall be contracted on behalf of the Corporation and no evidences of indebtedness or guaranties of the obligations of others shall be issued in the name of the Corporation unless authorized by a resolution of the Board of Directors. The authority may be either general or specific. When duly authorized, all loans, promissory notes, acceptances, other evidences of indebtedness and guaranties shall be signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or by the Treasurer or an Assistant Treasurer.

SECTION 4. Fiscal Year.

Unless otherwise determined by the Board of Directors, the fiscal year of the Corporation shall begin on the first day of January in each year and end at the close of business on the last day of December each year.

ARTICLE VII

Books and Records

SECTION 1. Books and Records.

The Corporation shall maintain a stock ledger that shall contain the name (in alphabetical order) and address of each stockholder and the number of shares of stock of the corporation that the stockholder holds. The ledger shall be kept at the principal offices of the Corporation in Delaware. All other books, accounts, and records of the Corporation, including the original or a certified copy of these bylaws, the minutes of all stockholders meetings, a copy of the annual statement, and any voting trust agreements on file with the Corporation, shall be kept and maintained by the Secretary at the principal offices of the Corporation in Delaware.

SECTION 2. Inspection Right.

Except as otherwise provided by statute or by charter, the Board of Directors shall determine whether and to what extent the books, accounts, and records of the Corporation, or any of them, shall be open to the inspection of stockholders. No stockholder shall have any right to inspect any book, account, document or record of the Corporation except as conferred by statute, by charter, or by resolution of the stockholders or the Board of Directors.

ARTICLE VIII

Seal

SECTION 1. Seal.

The seal of the Corporation shall consist of the word “SEAL” in parentheses, as follows: (SEAL).

ARTICLE IX

Indemnification

SECTION 1. Indemnification.

The Corporation shall indemnify all persons permitted to be indemnified by §145 of the General Corporation Law of the State of Delaware, 8 Del.C. §145, to the fullest extent now or hereafter permitted by that section, and in the discretion of the Board of Directors, the Corporation may, but shall not be required to, purchase or maintain insurance covering the persons set forth in §145 of the Delaware Corporation Code, 8 Del.C. §145.

ARTICLE X

Amendments

SECTION 1. Amendment of Bylaws.

The Board of Directors shall have the power and authority to make, alter and repeal these bylaws or any provision thereof, subject to the power of the stockholders to amend or repeal any bylaws made by the Board of Directors.

Adopted as of November 19, 2001

/s/ Barbara B. Lucas
Barbara B. Lucas
Vice President and Secretary

KWIKSET CORPORATION

ACTION OF DIRECTORS BY UNANIMOUS WRITTEN CONSENT

The undersigned, being all of the directors of Kwikset Corporation, a Delaware corporation (the “Corporation”), in lieu of holding a meeting of the Board of Directors of the Corporation, consent to the adoption of the following resolution pursuant to the authority granted by Section 141(f) of the General Corporation Law of the State of Delaware, and authorize the recording of this Action of Directors among the minutes of proceedings of the Board of Directors:

RESOLVED, that the bylaws of the Corporation are hereby amended by deleting Section 1 of Article VIII in its entirety and replacing it with the following:

SECTION 1. Seal.

The seal of the Corporation shall be circular in form, and bear the words “Kwikset Corporation,” “Corporation,” and “State of Delaware,” and the date “2001.” The seal may be used by causing it, or a facsimile or photocopy of it, to be impressed, affixed or reproduced.

RESOLVED, that the appropriate officers of the Corporation be and hereby are authorized and directed to complete, execute and deliver for and on behalf of the Corporation, all documents, instruments and certificates as in their judgment shall be necessary or advisable in order to effectuate the intent and purposes of the foregoing resolution.

WITNESS the signatures of the undersigned who have executed this Action of Directors by Unanimous Written Consent as of the 5th day of February, 2003.

/s/ Charles E. Fenton
Charles E. Fenton

/s/ Michael D. Mangan
Michael D. Mangan

/s/ Barbara B. Lucas
Barbara B. Lucas

KWIKSET CORPORATION

AMENDMENT TO ARTICLE VIII OF THE BYLAWS

ADOPTED BY UNANIMOUS WRITTEN CONSENT OF THE

BOARD OF DIRECTORS DATED AS OF FEBRUARY 5, 2003

RESOLVED, that the bylaws of the Kwikset Corporation are hereby amended by deleting Section 1 of Article VIII in its entirety and replacing it with the following:

SECTION 1. Seal.

The seal of the Corporation shall be circular in form, and bear the words “Kwikset Corporation,” “Corporation,” and “State of Delaware,” and the date “2001.” The seal may be used by causing it, or a facsimile or a photocopy of it, to be impressed, affixed or reproduced.